Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS SECOND QUARTER 2021 RESULTS

AND PROVIDES STRATEGIC UPDATE

HOUSTON, TX., August 10, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex Energy”, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the second quarter ended June 30, 2021.

SECOND QUARTER 2021 RESULTS

▪	Net loss of $16.0 million

▪	Income from operations of $1.6 million

▪	Adjusted EBITDA of $4.0 million, an increase of $9.4 million from the second quarter 2020

▪	In advanced discussions to finalize financing for the Mobile refinery acquisition

For the three months ended June 30, 2021, the Company reported a net loss of $16.0 million, versus a net loss of $8.9 million in the second quarter 2020. Vertex Energy generated income from operations of $1.6 million in the second quarter 2021, versus a loss from operations of $8.6 million in the prior-year period. The Company reported Adjusted EBITDA of $4.0 million in the second quarter 2021, versus ($5.3) million in the prior-year period. Vertex generated free cash flow of $1.1 million in the second quarter 2021, the second consecutive quarter of free cash flow improvement. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA and Adjusted EBITDA, is included later in this release (see also “Non-GAAP Financial Measures”, below).

During the second quarter 2021, a combination of improved refined product margins, sales volume growth and strong operational reliability contributed to a year-over-year improvement in operating income and adjusted EBITDA, when compared to the prior-year period.

MOBILE REFINERY ACQUISITION UPDATE

On May 26, 2021, Vertex announced that it had entered into a definitive agreement to acquire the Mobile refinery ("Mobile") located in Mobile, Alabama from Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP ("Shell"), subsidiaries of Royal Dutch Shell plc, for $75 million. The transaction is expected to close during the fourth quarter 2021, subject to regulatory clearance and various other closing conditions.

Upon completion of the acquisition, Vertex intends to initiate two previously disclosed capital projects, including (1) an $85 million capital project designed to modify the Mobile refinery's hydrocracking unit to produce renewable diesel fuel on a standalone basis; and (2) a $40 million capital project related to the development of a pre-treatment unit at the Myrtle Grove facility that is intended to provide for increased renewable feedstock optionality. The hydrocracking unit modification is expected to be completed by mid-year 2022, while the pre-treatment facility is expected to be completed by year-end 2023, subject to the timely completion of the acquisition and funding availability.

Vertex is in advanced discussions with multiple potential lenders with respect to the financing of the Mobile refinery acquisition and expects to have a definitive funding source in place on or before September 30, 2021.

USED MOTOR OIL COLLECTION & RECYCLING ASSETS DIVESTITURE UPDATE

On June 29, 2021, the Company announced that it had entered into a definitive agreement to sell its portfolio of used motor oil collection and recycling assets to Safety-Kleen Systems, Inc. ("Safety-Kleen"), a subsidiary of Clean Harbors, Inc. ("Clean Harbors") for a total cash consideration of $140 million, subject to working capital and other adjustments, and subject to certain closing conditions, including regulatory approvals and a shareholder vote. After retiring term debt, together with the payment of transaction-related fees and financial obligations, total net cash proceeds from the transaction to Vertex are expected to be approximately $90 million.

PRO-FORMA VERTEX ENERGY BUSINESS OVERVIEW

Upon successful completion of the Mobile refinery acquisition and, separately, the divestiture of Vertex’s UMO collection and recycling assets, Vertex’s asset portfolio will include the following:

●	91,000 barrel-per-day refinery in Mobile, Alabama

●	Myrtle Grove renewable feedstock pre-treatment facility in Belle Chasse, Louisiana

●	3.2 million barrels of product storage, inventory, logistics and distribution assets

●	860 acres of developed and undeveloped land around the Mobile refinery

Vertex believes that, following the transactions, it will be well positioned to become a leading producer and marketer of both conventional and renewable fuels, consistent with its long-term strategy.

MANAGEMENT COMMENTARY

“We remain on-track to complete the acquisition of the Mobile refinery during the fourth quarter 2021,” stated Benjamin P. Cowart, President and CEO of Vertex. “We are currently in advanced discussions with established lending partners that remain highly supportive of the transaction. We expect to secure financing for the Mobile refinery acquisition on or before the end of the third quarter 2021.”

“Safety-Kleen's unsolicited offer to acquire our UMO collections and recycling assets for $140 million was both fair and timely, helping to further accelerate a full recapitalization of our balance sheet,” continued Cowart. “After retiring costly term debt and other financial obligations, we expect to bring approximately $90 million of cash into our business at the close of this transaction, subject to shareholder approval.”

“By year-end 2021, Vertex Is positioned to become a pure-play refiner and marketer of renewable and conventional feedstocks,” continued Cowart. “Our streamlined asset portfolio, simplified capital structure and strategic focus on energy transition opportunities will represent a wholesale transformation of our investment thesis, one that we believe positions us to create measurable value for our shareholders as we enter this next, important phase of growth.”

“We are structuring Vertex to become an energy transition company of scale, one focused on driving profitable growth through high-return organic and inorganic investments,” concluded Cowart. “We look forward to providing additional updates on our progress over the coming months.”

BALANCE SHEET

As of June 30, 2021, the Company had total cash and availability on its lending facility of $15.0 million and $3.2 million, respectively.  Total cash and availability at the end of the second quarter 2021 included $11.5 million of total cash limited to use by two special purpose vehicles (SPVs). Vertex had total term debt outstanding of $6.2 million as of June 30, 2021.

Effective on June 24, 2021 (as to the Series B1 Preferred Stock) and June 25, 2021 (as to the Series B Preferred Stock), the automatic conversion provisions of the Series B Preferred Stock and Series B1 Preferred Stock were triggered, and the outstanding shares of the Company’s Series B Preferred Stock and Series B1 Preferred Stock automatically converted into common stock of the Company. As of June 30, 2021, all issued and outstanding series B and B1 preferred stock had been converted to common equity and as a result the Company no longer has any liquidation preference or dividend obligations in connection therewith. As of August 6, 2021, we had 61 million common shares issued and outstanding.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

Domestic Live:

888-506-0062

To listen to a replay of the teleconference, which will be available through August 17, 2021:

Domestic Replay:

877-481-4010

Conference ID:

42055

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-quality refined products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the sale agreement with Safety-Kleen (the "sale agreement") on the terms set forth in, and pursuant to the required timing set forth in, the sale agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of Safety-Kleen or the Company (collectively, the “Sale Agreement Parties”) to terminate the sale agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Sale Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the sale agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the sale agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability to obtain approval by the Company’s shareholders on the expected schedule of the transactions contemplated by the sale agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the sale agreement; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the Company following the closing of the sale agreement; the business, economic and political conditions in the markets in which Sale Agreement Parties operate; risks associated with the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of the transaction; outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and the Company’s ability to repay such facilities and amounts due thereon when due; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; certain events of default which have occurred under our debt facilities and previously been waived; prohibitions on borrowing and other covenants of our debt facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance our continued growth; risks associated with the Company’s ability to complete the proposed purchase transaction of the Mobile refinery, as previously disclosed on anticipated terms and timing, if at all, including obtaining regulatory approvals, unforeseen liabilities, future capital expenditures, the ability to recognize synergies, and the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of pending transactions; the expected benefits, output, financial metrics and production of proposed transactions; Vertex’s ability to satisfy closing conditions associated with the previously disclosed acquisition; our ability to raise sufficient capital to complete the acquisition and planned capital projects and the terms of such funding; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the acquisition transaction on the terms disclosed, if at all, the right of one or both of Vertex or the counterparty to the acquisition agreement to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million payable by Vertex under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned acquisition transaction; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that regulatory approvals or other consents required for the acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect Vertex’s acquisition or the expected benefits of the transaction; difficulties and delays in integrating the acquired assets businesses; and the Company’s plans for financing the acquisition and planned projects; and other risk factors included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the sale agreement, the Company plans to file with the SEC a proxy statement to seek shareholder approval for the sale agreement, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective transaction-related proposals. This communication is not a substitute for any proxy statement or other document Vertex may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE SALE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SALE AGREEMENT AND THE PROPOSED SALE.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.vertexenergy.com. Documents filed with the SEC by the Company will be available free of charge on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. or, alternatively, by directing a request by mail, email or telephone to Vertex Energy, Inc. at 1331 Gemini Street, Suite 250, Houston, Texas 77058; chrisc@VertexEnergy.com; or (866) 660-8156, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the sale agreement under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 7, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the sale agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present Free Cash Flow, EBITDA and Adjusted EBITDA. Free Cash Flow, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Free Cash Flow, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Free Cash Flow, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Free Cash Flow, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure. For example, adjusted Free Cash Flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Free Cash Flow, EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$14,966,612	$10,895,044
Restricted cash	100,125	100,125
Accounts receivable, net	18,379,672	11,138,933
Accounts receivable, other	170,075	—
Inventory	8,869,840	4,439,839
Prepaid expenses and other current assets	1,324,816	3,211,448
Total current assets	43,811,140	29,785,389

Noncurrent assets
Fixed assets, at cost	78,549,353	75,777,552
Less accumulated depreciation	(31,865,623)	(29,337,036)
Fixed assets, net	46,683,730	46,440,516
Finance lease right-of-use assets	1,328,739	1,536,711
Operating lease right-of use assets	33,141,878	33,315,876
Intangible assets, net	8,431,703	9,397,441
Other assets	1,711,036	1,624,025
TOTAL ASSETS	$135,108,226	$122,099,958

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$15,383,088	$10,484,911
Accrued expenses	2,175,449	2,053,106
Dividends payable	—	606,550
Finance lease liability-current	511,121	496,231
Operating lease liability-current	5,540,226	5,614,785
Current portion of long-term debt, net of unamortized finance costs	6,215,145	4,367,169
Revolving note	1,165,183	133,446
Derivative commodity liability	8,707	94,214
Total current liabilities	30,998,919	23,850,412
Long-term liabilities
Long-term debt, net of unamortized finance costs	133,709	7,981,496
Finance lease liability-long-term	678,547	945,612
Operating lease liability-long-term	27,601,652	27,701,091
Derivative warrant liability	20,164,443	330,412
Total liabilities	79,577,270	60,809,023

	June 30, 2021	December 31, 2020
COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 0 and 4,102,690 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $12,718,339 at June 30, 2021 and December 31, 2020, respectively.	—	12,718,339

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 0 and 7,399,649 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $11,543,452 at June 30, 2021 and December 31, 2020, respectively.	—	11,036,173

Redeemable non-controlling interest	37,027,813	31,611,674
Total temporary equity	37,027,813	55,366,186
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 391,602 and 419,859 shares issued and outstanding at June 30, 2021 and December 31, 2020, with a liquidation preference of $583,487 at June 30, 2021 and December 31, 2020.	392	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 59,909,219 and 45,554,841 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	59,909	45,555
Additional paid-in capital	125,803,839	94,569,674
Accumulated deficit	(109,420,115)	(90,008,778)
Total Vertex Energy, Inc. shareholders' equity	16,444,025	4,606,871
Non-controlling interest	2,059,118	1,317,878
Total equity	18,503,143	5,924,749
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$135,108,226	$122,099,958

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$65,194,911	$21,374,127	$123,278,904	$57,577,556
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,904,991	22,197,805	96,251,265	49,034,659
Depreciation and amortization attributable to costs of revenues	1,393,350	1,239,564	2,741,170	2,415,986
Gross profit (loss)	10,896,570	(2,063,242)	24,286,469	6,126,911

Operating expenses:
Selling, general and administrative expenses	8,825,940	6,030,560	16,752,520	12,731,078
Depreciation and amortization attributable to operating expenses	482,869	473,897	965,738	932,033

Total operating expenses	9,308,809	6,504,457	17,718,258	13,663,111

Income (loss) from operations	1,587,761	(8,567,699)	6,568,211	(7,536,200)

Other income (expense):
Other income	4,222,000	20	4,222,000	100
Gain on sale of assets	—	12,344	1,424	12,344
Loss on change in value of derivative warrant liability	(21,507,332)	(110,965)	(23,287,535)	1,587,782
Interest expense	(259,091)	(222,173)	(495,424)	(562,259)
Total other income (expense)	(17,544,423)	(320,774)	(19,559,535)	1,037,967
Income before income tax	(15,956,662)	(8,888,473)	(12,991,324)	(6,498,233)
Income tax benefit (expense)	—	—	—	—
Net loss	(15,956,662)	(8,888,473)	(12,991,324)	(6,498,233)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	3,417,907	109,165	5,408,876	(289,444)
Net loss attributable to Vertex Energy, Inc.	(19,374,569)	(8,997,638)	(18,400,200)	(6,208,789)

Accretion of redeemable noncontrolling interest to redemption value	(388,245)	(1,381,889)	(761,993)	(12,348,238)
Accretion of discount on Series B and B1 Preferred Stock	(283,555)	(539,235)	(507,282)	(1,471,238)
Dividends on Series B and B1 Preferred Stock	—	(360,217)	258,138	(704,716)
Net loss available to common shareholders	$(20,046,369)	$(11,278,979)	$(19,411,337)	$(20,732,981)
Loss per common share
Basic	$(0.38)	$(0.25)	$(0.39)	$(0.46)
Diluted	$(0.38)	$(0.25)	$(0.39)	$(0.46)
Shares used in computing earnings per share
Basic	52,683,012	45,554,841	50,209,970	45,463,600
Diluted	52,683,012	45,554,841	50,209,970	45,463,600

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(UNAUDITED)

	Six Months Ended June 30, 2021
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749
Exercise of options	22,992	23	—	—	—	—	(23)	—	—	—
Exercise of B1 warrants	1,079,753	1,080	—	—	—	—	2,756,877	—	—	2,757,957
Exchanges of Series B Preferred stock to common	2,359,494	2,359	—	—	—	—	4,114,570	630,321	—	4,747,250
Share based compensation expense	—	—	—	—	—	—	150,514	—	—	150,514
Conversion of Series B Preferred stock to common	638,224	638	—	—	—	—	1,977,856	—	—	1,978,494
Conversion of Series B1 Preferred stock to common	2,087,195	2,087	—	—	—	—	3,253,937	—	—	3,256,024
Dividends on Series B and B1	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(223,727)	—	(223,727)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373,748)	—	(373,748)
Net income	—	—	—	—	—	—	—	974,369	1,990,969	2,965,338
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542,402)	(1,542,402)
Balance on March 31, 2021	51,742,499	$51,742	419,859	$420	—	$—	$106,823,405	$(89,373,746)	$1,766,445	$19,268,266
Exercise of options to common	505,376	505	—	—	—	—	229,007	—	—	229,512
Exercise of options to common- unissued	—	—	—	—	—	—	474,866	—	—	474,866
Leverage Lubricants contribution	—	—	—	—	—	—	—	—	(13,491)	(13,491)
Exercise of B1 warrants	156,792	157	—	—	—	—	1,634,409	—	—	1,634,566
Exercise of B1 warrants-unissued	—	—	—	—	—	—	1,185,831	—	—	1,185,831
Share based compensation expense	—	—	—	—	—	—	205,039	—	—	205,039
Conversion of Series A Preferred stock to common	28,257	28	(28,257)	(28)	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	1,841,406	1,842	—	—	—	—	5,706,517	—	—	5,708,359
Conversion of Series B Preferred stock to common-unissued	—	—	—	—	—	—	759,983	—	—	759,983
Conversion of Series B1 Preferred stock to common	5,634,889	5,635	—	—	—	—	8,784,782	—	—	8,790,417
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(283,555)	—	(283,555)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(388,245)	—	(388,245)
Net loss	—	—	—	—	—	—	—	(19,374,569)	3,417,907	(15,956,662)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,111,743)	(3,111,743)
Balance on June 30, 2021	59,909,219	$59,909	391,602	$392	—	$—	$125,803,839	$(109,420,115)	$2,059,118	$18,503,143

	Six Months Ended June 30, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Adjustment of carrying amount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income (loss)	—	—	—	—	—	—	—	2,788,860	(398,609)	2,390,251
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	517,877	517,877
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943
Share based compensation expense	—	—	—	—	—	—	156,539	—	—	156,539
Dividends on Series B and B1	—	—	—	—	—	—	—	(360,217)	—	(360,217)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(539,235)	—	(539,235)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,381,889)	—	(1,381,889)
Net income								(8,997,638)	(17,879)	(9,015,517)
Balance on June 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,233,371	$(79,979,484)	$878,762	$15,178,624

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities
Net loss	$(12,991,324)	$(6,498,233)
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation expense	355,553	319,809
Depreciation and amortization	3,706,908	3,348,008
Gain on forgiveness of debt	(4,222,000)	—
Gain on sale of assets	(1,424)	(12,344)
Bad debt expense	737,002	65,443
Increase (decrease) in fair value of derivative warrant liability	23,287,535	(1,587,782)
Loss (gain) on commodity derivative contracts	1,925,158	(4,484,798)
Net cash settlements on commodity derivatives	(1,960,424)	4,781,183
Amortization of debt discount and deferred costs	—	47,826
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable and other receivables	(8,093,446)	4,986,003
Inventory	(4,398,143)	3,711,239
Prepaid expenses	1,836,390	1,834,361
Accounts payable	4,828,808	(269,740)
Accrued expenses	120,577	(2,150,272)
Other assets	(84,953)	(378,547)
Net cash provided by operating activities	5,046,217	3,712,156
Cash flows from investing activities
Acquisition	—	(1,822,690)
Internally developed software	—	(49,229)
Purchase of fixed assets	(2,748,528)	(1,526,379)
Proceeds from sale of fixed assets	1,600	22,844
Net cash used in investing activities	(2,746,928)	(3,375,454)
Cash flows from financing activities
Payments on finance leases	(252,175)	(162,312)
Proceeds from exercise of options and warrants to common stock	2,829,228	—
Contributions received from noncontrolling interest and redeemable noncontrolling interest	—	21,000,000
Line of credit (payments) proceeds, net	1,031,737	(3,276,230)
Payments on note payable	(1,836,511)	(8,618,202)
Net cash provided by financing activities	1,772,279	13,317,899
Net change in cash, cash equivalents and restricted cash	4,071,568	13,654,601
Cash, cash equivalents, and restricted cash at beginning of the period	10,995,169	4,199,825
Cash, cash equivalents, and restricted cash at end of period	$15,066,737	$17,854,426

SUPPLEMENTAL INFORMATION
Cash paid for interest	$483,285	$562,259
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Exchanges of Series B Preferred Stock into common stock	$4,747,250	$—
Conversion of Series B Preferred Stock into common stock	$8,446,836	$—
Conversion of Series B1 Preferred Stock into common stock	$12,046,441	$3,368,474
Accretion of discount on Series B and B1 Preferred Stock	$507,282	$1,471,238
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$(258,138)	$704,716
Initial adjustment of carrying amount redeemable noncontrolling interests	$—	$9,091,068
Accretion of redeemable noncontrolling interest to redemption value	$761,993	$12,348,238

See accompanying notes to the consolidated financial statements

Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

	For the Three Months Ended		For the Trailing Twelve Months

	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net income (loss)	$(15,956,662)	$(8,888,473)	$(17,889,277)	$(6,285,015)
Add (deduct):
Interest Income	—	(20)	(1)	(879)
Interest Expense	259,091	222,173	976,005	2,135,555
Depreciation and amortization	1,876,219	1,713,461	7,446,681	7,136,867
EBITDA	(13,821,352)	(6,952,859)	(9,568,433)	2,859,855

Add (deduct):	(4,222,000)	—	(4,222,000)	(917,500)
Other income
Loss (gain) on change in value of derivative warrant liability	21,507,332	110,965	23,236,513	(2,059,335)
Unrealized (gain) loss on derivative instruments	350,738	1,344,093	(529,590)	(104,848)
Stock-based compensation	205,039	156,539	691,857	648,584
Adjusted EBITDA *	$4,019,757	$(5,341,262)	$9,608,347	$426,756

Net cash provided by (used in) operating activities	2,857,121	597,159	1,257,653	5,641,363
Deduct: capital expenditures	(1,729,549)	(1,084,199)	(7,858,604)	(3,014,469)
Free cash flow	1,127,572	(487,040)	(6,600,951)	2,626,894

* EBITDA, Adjusted EBITDA, and free cash flow are non-GAAP financial measures. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.